UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – March 4, 2021

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Introductory Note – Required Director Changes

The Third Amended and Restated Limited Liability Company Agreement, dated as of March 9, 2018 (the “LLC Agreement”), of Oncor Electric Delivery Company LLC (“Oncor”) provides that the board of directors of Oncor (the “Board”) shall consist of thirteen members, including seven disinterested directors who (i) shall be independent directors in all material respects under the rules of the New York Stock Exchange in relation to Sempra Energy (“Sempra”) or its subsidiaries and affiliated entities and any other entity with a direct or indirect ownership interest in Oncor or Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”), and (ii) shall have no material relationship with Sempra or its subsidiaries or affiliated entities or any other entity with a direct or indirect ownership interest in Oncor or Oncor Holdings, currently or within the previous ten years. The seven disinterested directors serving on the Board on the date of the LLC Agreement are each referred to as initial disinterested directors.

The LLC Agreement requires that, beginning three years from the date of the LLC Agreement, two of the initial disinterested directors be replaced every two years. As a result, two of Oncor’s initial disinterested directors were required to leave the Board before March 9, 2021 and two new disinterested directors were required to be appointed as their successors.

The LLC Agreement provides that Oncor Holdings shall, at the direction of its nominating committee (which consists solely of disinterested directors), and subject to the approval of a majority of the disinterested directors of Oncor Holdings, have responsibility for the nomination, renewal of a term, removal or replacement of any disinterested director. Oncor Holdings owns 80.25% of Oncor’s outstanding equity interests and is indirectly wholly-owned by Sempra.

Director Resignations

On March 4, 2021, in connection with the requirement under the LLC Agreement that two initial disinterested directors leave the Board before March 9, 2021, James R. Adams and Richard W. Wortham III each submitted letters of resignation resigning from the Oncor Board effective as of March 8, 2021.

Director Appointments

On March 5, 2021, Oncor Holdings designated each of Alice L. Rodriguez and W. Kelvin Walker to serve on Oncor’s board of directors, effective March 9, 2021, as disinterested directors to fill the vacancies created by the resignations of Mr. Adams and Mr. Wortham. The Oncor Holdings designation was made pursuant to the direction of the Oncor Holdings nominating committee with the approval of the disinterested directors of Oncor Holdings. Pursuant to the terms of the LLC Agreement, each of Ms. Rodriguez and Mr. Walker will serve a four year term. Each of Ms. Rodriguez and Mr. Walker was also designated to serve on the board of directors of Oncor Holdings effective March 9, 2021. As of the date hereof, the Board has not elected Ms. Rodriguez or Mr. Walker to any Board committees.

As disinterested directors, each of Ms. Rodriguez and Mr. Walker will receive director fees in accordance with Oncor’s standard disinterested director fee arrangements. The Organization and Compensation Committee of the Board determines director compensation for the disinterested directors on the Board and all director fees are paid quarterly, in arrears. Each disinterested director receives a fee for serving on the Board. In addition, the chair of each committee and Oncor’s lead disinterested director each receive additional fees for serving in such roles. Oncor’s disinterested director fee arrangements are described further in Oncor’s Annual Report on Form 10-K for the year ended December 31, 2020, which was filed on February 25, 2021.

Ms. Rodriguez, 56, serves as head of the community impact organization and managing director of JPMorgan Chase & Co. (“JPMorgan”), a role she has held since August 2020. Ms. Rodriguez has been with JPMorgan and its predecessors for 34 years. In her current position, she focuses on JPMorgan’s community engagement initiatives and localization strategy and leads JPMorgan’s $30 billion initiative committed to advancing racial equity. From July 2017 to August 2020, she served as managing director and head of JPMorgan’s community and business development organization and was responsible for developing a strategy to drive the growth and profitability of a portfolio of approximately $6 billion and a national customer base of 8 million households. From 2015 to July 2017, she served as managing director and consumer & Chase wealth management executive, responsible for consumer and wealth business in the greater Texas metro markets. From 2012 to 2015, she served as executive vice president and business banking executive for the California region, responsible for business banking clients with annual sales of up to $20 million. Ms. Rodriguez is currently the chair of the board of directors of the United States Hispanic Chamber of Commerce and also serves on the boards of various non-profit organizations. JPMorgan and its affiliates provide various commercial and investment banking services to Oncor in the ordinary course of business, including serving as administrative agent, joint lead arranger, joint bookrunner, and a lender under Oncor’s revolving credit facility, as a dealer manager under Oncor’s commercial paper program, and as an initial purchaser/dealer manager in certain Oncor secured note offerings/exchange offers.

Mr. Walker, 58, has served since March 2019 as chief executive officer of the Dallas Citizens Council, a non-profit organization made up of over 150 chief executive officers and other top business leaders in North Texas that focuses on advancing public policy issues impacting the Dallas area. Prior to joining the Dallas Citizens Council, Mr. Walker served as a Managing Director of RLJ Equity Partners LLC, a private equity fund, from July 2015 to March 2019. Prior to that, he was a Managing Partner of 21st Century Group, LLC, a private equity firm, from January 1999 to June 2015. Mr. Walker is currently a member of the board of directors of Reflekt Me, an online retail personalization and engagement technology company, as well as various non-profit organizations. Oncor is a member of the Dallas Citizens Council and pays annual membership fees, and Oncor’s chief executive officer serves on the Dallas Citizens Council’s board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: March 10, 2021